As filed with the Securities and Exchange Commission on April     , 2005

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement
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Paradyne Networks, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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April 11, 2005

Dear Stockholder:

You are cordially invited to attend the 2005 annual meeting of stockholders of Paradyne Networks, Inc., which will be held on May 11, 2005 at 10:00 a.m., local time, at our corporate headquarters, 8545 126th Avenue North, Largo, Florida 33773.

At the annual meeting, stockholders will be asked to vote on the following matters:

•	the election of two directors to serve until the 2008 annual meeting of stockholders; and

•	such other business as properly may come before the annual meeting or any adjournments or postponements of the annual meeting.

The above matters are described in the accompanying proxy statement. It is important that your stock be represented at the meeting regardless of the number of shares you hold and whether you plan to attend the meeting. You can submit your proxy voting instructions via the Internet, by touch-tone telephone or by marking and returning the enclosed proxy card. The method by which you vote by proxy now will not limit your right to vote at the meeting if you decide to attend in person. If you do attend and wish to vote in person, you may simply revoke your proxy at the meeting.

If you plan to attend the meeting, please let us know when you vote via the Internet or by touch-tone telephone or when you return your proxy card. If your shares are not registered in your name (i.e., they are held in “street name” by a bank or brokerage firm) and you would like to attend the meeting, please ask the broker, bank or other nominee holding the shares to provide you with evidence of your share ownership so that you may be admitted to the meeting. Additionally, if you are a “street name” stockholder who wishes to vote at the meeting, you will need to obtain a proxy form from the institution that holds your shares.

Sincerely,

Sean E. Belanger

President and Chief Executive Officer

Paradyne Networks, Inc.

8545 126th Avenue North

Largo, Florida 33773

NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 11, 2005

10:00 A.M., EASTERN TIME

NOTICE HEREBY IS GIVEN that the 2005 annual meeting of stockholders of Paradyne Networks, Inc. will be held at our corporate headquarters, 8545 126th Avenue North, Largo, Florida 33773, on Wednesday, May 11, 2005 at 10:00 a.m., local time. The purpose of the meeting is for the stockholders to consider and vote upon:

•	the election of two directors to serve until the 2008 annual meeting of stockholders; and

•	such other business as properly may come before the annual meeting or any adjournments or postponements of the annual meeting.

Information relating to these matters is set forth in the attached proxy statement. Only stockholders of record at the close of business on March 31, 2005 are entitled to receive notice of and to vote at the annual meeting and any adjournments or postponements thereof. A list of those stockholders entitled to vote at the annual meeting will be available for inspection for any purposes germane to the meeting during normal business hours from April 29, 2005 through the time of the annual meeting on May 11, 2005 at our principal offices at 8545 126th Avenue North, Largo, Florida. The list of stockholders will also be provided and kept at the location of the annual meeting during the whole time of the meeting, and may be inspected by any stockholder who is present.

All shares represented by properly completed and submitted proxies that are not revoked before they are voted at the annual meeting will be voted in accordance with the specifications of the proxy. If no such specifications are made, proxies will be voted FOR the election of the directors nominated by the board of directors and FOR any adjournment or postponement of the annual meeting. If you attend the annual meeting, you may vote in person if you wish, even though you have previously returned your proxy or submitted your vote using the telephone or the Internet. Action may be taken on the proposals set forth above at the annual meeting specified above or any dates to which the annual meeting may be adjourned or postponed.

By order of the board of directors,

Patrick M. Murphy

Senior Vice President, Chief Financial Officer,

Treasurer and Secretary

Largo, Florida

April 11, 2005

PROXY STATEMENT

NOTE: We have mailed a copy of our 2004 Annual Report, which contains a copy of our 2004 Form 10-K report to the Securities and Exchange Commission, to our stockholders together with these proxy materials.

i

PARADYNE NETWORKS, INC.

PROXY STATEMENT

FOR THE 2005 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 11, 2005

The board of directors of Paradyne Networks, Inc., a Delaware corporation, is furnishing this proxy statement to solicit your proxy for the voting of your shares at the 2005 annual meeting of stockholders and at any adjournments or postponements thereof. We will hold the annual meeting on Wednesday, May 11, 2005 at 10:00 a.m., local time, at our corporate headquarters, 8545 126th Avenue North, Largo, Florida 33773.

We are mailing this proxy statement and the accompanying proxy card to stockholders on or about April 11, 2005.

VOTING

General

The securities that can be voted at the annual meeting consist of common stock, $.001 par value per share. Each share of common stock entitles its holder to cast one vote on each matter submitted to the stockholders at the annual meeting.

The record date for determining the stockholders who are entitled to receive notice of and to vote at the annual meeting has been fixed by the board of directors as the close of business on March 31, 2005. On the record date, 46,621,044 shares of common stock were outstanding and eligible to be voted at the annual meeting.

Quorum and Vote Required

A majority of our shares outstanding and entitled to vote on the record date must be represented, either in person or by proxy, to constitute a quorum at the annual meeting. The proposal to elect two directors to serve until the 2008 annual meeting must be approved by a plurality of the votes represented at the annual meeting and entitled to be cast on the proposal.

As of March 31, 2005, our directors and executive officers and their affiliates beneficially owned approximately 13% of the shares of our common stock outstanding and entitled to vote.

Proxies

All shares of our common stock represented by properly submitted proxies or voting instructions received before or at the annual meeting will, unless the proxies or voting instructions are revoked, be voted in accordance with the instructions indicated on those proxies or voting instructions. If no instructions are indicated on a properly submitted proxy or voting instruction, the shares will be voted FOR the election of the director nominees named in the Proposal and to approve those other matters that may properly come before the annual meeting at the discretion of the persons named in the proxy. You are urged to indicate how to vote your shares by marking the boxes on the proxy card or the voting instruction card or by following the instructions if submitting your proxy or voting instructions by telephone or the Internet.

If a stockholder submits a properly executed proxy or voting instruction and the stockholder has withheld authority from voting on the election of a director to serve until the 2008 annual meeting, the common stock represented by the proxy or voting instruction will be considered present at the annual meeting for purposes of determining a quorum but will have no effect on the outcome of the nominee election.

If your shares are held in an account at a brokerage firm or bank, you should instruct them on how to vote your shares. New York Stock Exchange rules determine whether proposals presented at stockholder meetings are routine or not routine. If a proposal is routine, a broker or other entity holding shares for an owner in street name may vote for the proposal without voting instructions from the owner. If a proposal is not routine, the broker or other entity may vote on the proposal only if the owner has provided voting instructions. A “broker non-vote” occurs when the broker or other entity is unable to vote on the proposal because the proposal is not routine and the owner does not provide any instructions. The New York Stock Exchange has informed us that the election of a director is a routine item. As to the proposal to elect directors to serve until the 2008 annual meeting, your broker or bank will have discretionary authority to vote on your behalf if you do not provide instructions on how to vote.

Our annual meeting may be adjourned or postponed in order to permit further solicitation of proxies. No proxy that withholds authority with respect to the election of directors to serve until the 2008 annual meeting will be voted in favor of any proposal to adjourn or postpone the annual meeting in order to solicit additional proxies that is submitted to the stockholders for a vote. We do not expect any matter other than approval of the election of directors to serve until the 2008 annual meeting will be brought before the annual meeting. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their judgment with respect to those matters, unless authority to do so is withheld on the proxy card.

A stockholder may revoke his or her proxy or voting instruction at any time before it is voted by:

•	notifying in writing the Secretary of Paradyne Networks, Inc. at 8545 126th Avenue North, Largo, Florida 33773, if you are a stockholder of record;

•	notifying your brokerage firm or bank, if you hold your shares in an account at a brokerage firm or bank;

•	granting a subsequently dated proxy or voting instructions (by mail, through the Internet or by telephone); or

•	appearing in person and voting at the annual meeting if you are a holder of record.

Attendance at the annual meeting will not in and of itself constitute revocation of a proxy.

Voting Procedures

Because Delaware, the state in which we are incorporated, permits electronic submission of proxies through the Internet or by telephone, instead of submitting proxies by mail on the enclosed proxy card or voting instruction card, our stockholders will have the option to submit their proxies or voting instructions electronically through the Internet or by telephone. Please note that there are separate arrangements for using the Internet or telephone depending on whether your shares are registered in our stock records in your name or in the name of the brokerage firm or bank. Stockholders should check their proxy card or the voting instruction card forwarded by their broker, bank or other holder of record to see which options are available.

The Internet and telephone procedures described below for submitting your proxy or voting instructions are designed to authenticate stockholders’ identities, to allow stockholders to have their shares voted and to confirm that their instructions have been properly recorded. Stockholders submitting proxies or voting instructions via the Internet should understand that there may be costs associated with electronic submission, such as usage charges from Internet access providers and telephone companies, that would be borne by the stockholder.

Our holders of record may submit their proxies:

•	through the Internet by visiting a website established for that purpose at http://www.eproxy.com/pdyn/ and following the instructions;

•	by telephone by calling the toll-free number 1-800-560-1965 in the United States or Canada on a touch-tone telephone and following the recorded instructions; or

•	by completing and mailing the enclosed proxy card.

Stockholders should confirm the website and toll-free number on their proxy card or voting instruction card and use that website or toll-free number if they are different from those listed above.

You can find the results of the voting on the proposals in our Quarterly Report on Form 10-Q for the quarter ending June 30, 2005, which we will file with the Securities and Exchange Commission by August 9, 2005.

Cost of Proxy Solicitation

We are soliciting your proxy on behalf of the board of directors, and we will bear all of the related costs. We will reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of common stock held in their names. Our employees also may communicate with you to solicit your proxy, but we will not pay them any additional compensation for doing so.

Householding

The Securities and Exchange Commission rules permit us, with your permission, to send a single set of proxy statements and annual reports to any household at which two or more stockholders reside if we believe that they are members of the same family. Each stockholder will continue to receive a separate proxy card. This procedure, known as householding, reduces the volume of duplicate information you receive and helps to reduce our expenses. In order to take advantage of this opportunity, we have delivered only one proxy statement and annual report to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We will deliver a separate copy of the proxy statement or annual report, as requested, to any stockholder at a shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of a proxy statement or annual report, either now or in the future, you can request a separate copy of the proxy statement or annual report by calling us at (727) 530-2000 or by writing to us at any time at the following address: Paradyne Networks, Inc., 8545 126th Avenue North, Largo, Florida 33773, attn: Secretary.

STOCK OWNERSHIP

The following table sets forth information as of March 31, 2005 regarding the beneficial ownership of our voting stock by each person known by us to own more than 5% of any class of our voting securities, each director and nominee for director, each executive officer named in the table under the caption “Executive Compensation—Summary Compensation,” and all directors and executive officers as a group.

Pursuant to Securities and Exchange Commission rules, the number of shares of common stock beneficially owned by a specified person or group includes shares of our common stock subject to options that are presently exercisable or exercisable within 60 days after March 31, 2005. Such shares are deemed to be outstanding for the purpose of computing the percentage of the class beneficially owned by such person or group, but are not deemed to be outstanding for the purpose of computing the percentage of the class beneficially owned by any other person or group.

The persons named in the table provided the stock ownership information about themselves. Except as explained in the footnotes below, the named persons have sole voting and investment power with regard to the shares shown as beneficially owned by them.

	Amount and Nature of Beneficial Ownership
	Total Common Stock Beneficially Owned	Percent of Class Owned
Five Percent Stockholders

Bricoleur Capital Management, LLC 12230 El Camino Real Suite 100 San Diego, CA 92130	10,274,089	22.04%

Executive Officers and Directors

Sean E. Belanger (1)	2,981,311	6.01%
Patrick M. Murphy (2)	1,123,937	2.35%
Thomas E. Epley (3)	305,982	*
Scott C. Chandler (4)	11,500	*
Keith B. Geeslin (5)	1,647,733	3.53%
William R. Stensrud (6)	363,935	*
David Walker (7)	15,000	*
All directors and executive officers as a group (7 persons) (8)	6,449,398	12.70%

*	Represents beneficial ownership of less than 1%.
(1)	Includes 2,946,536 shares subject to options which are exercisable within 60 days of March 31, 2005.
(2)	Includes 1,123,937 shares subject to options which are exercisable within 60 days of March 31, 2005.
(3)	Includes 30,000 shares subject to options under the 1999 Non-Employee Directors’ Stock Option Plan, 232,485 shares held by the Thomas E. Epley Trust and 43,497 shares held by the Anderson Epley Family Trust. Mr. Epley is the trustee of each of these trusts.
(4)	Includes 10,000 shares subject to options under the 1999 Non-Employee Directors’ Stock Option Plan and 1,500 shares held by Mr. Chandler individually.
(5)

Includes 21,781 shares held by Mr. Geeslin individually, 20,000 shares subject to options under the 1999 Non-Employee Directors’ Stock Option Plan and 1,605,952 shares beneficially owned by The Sprout Group. The 1,605,952 shares beneficially owned by The Sprout Group include 75,936 shares held by DLJ Capital Corporation (on a proprietary basis), 52,288 shares held by DLJ Capital Corporation (for the benefit of an employee deferred compensation plan), 628,962 shares held by Sprout Capital VII, L.P., 514,193 shares held by Sprout Growth II, L.P., 7,306 shares held by Sprout CEO Fund, L.P., 261,459 shares held by DLJ First ESC, L.P., 63,738 shares held by Credit Suisse First Boston (USA), Inc. (f/k/a Donaldson, Lufkin

& Jenrette Inc.), 1,417 shares held by DLJ Growth Associates II, Inc. and 653 shares held by DLJ Capital Associates VII, Inc. The foregoing entities are associated with The Sprout Group. Mr. Geeslin occupies various positions of control of the entities associated with The Sprout Group. As such, he may be deemed to have voting and dispositive power over the shares beneficially owned by entities associated with The Sprout Group. However, Mr. Geeslin disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

(6)	Includes 353,690 shares held by the Stensrud Family Trust, 245 shares held indirectly by Mr. Stensrud’s son and 10,000 shares subject to options under the 1999 Non-Employee Directors’ Stock Option Plan.
(7)	Includes 15,000 shares subject to options under the 1999 Non-Employee Director’ Stock Option Plan.
(8)	Includes 4,155,471 shares subject to options which are exercisable within 60 days of March 31, 2005.

PROPOSAL

ELECTION OF DIRECTORS

Nominees

Pursuant to our amended and restated certificate of incorporation, as amended, and bylaws the number of persons to serve on our board of directors is determined by resolution of our board of directors from time to time. The board is now comprised of six directors and is divided into three classes. The stockholders elect the directors in each class for a term of three years and until each of his successors is elected and qualified. The term of office of one class of directors expires each year at the annual meeting, and the stockholders elect a new class of directors each year at that time.

At the annual meeting, the term of the Class III directors, William R. Stensrud and David F. Walker, will expire. The board of directors, upon the recommendation of the Nominating Committee, has nominated these individuals for re-election at the annual meeting. The nominees have consented to serve if elected. If re-elected, Messrs. Stensrud and Walker will each serve a three-year term that will expire at the 2008 annual meeting. If either should be unavailable to serve for any reason, which is not anticipated, the board of directors may:

•	designate a substitute nominee, in which case the persons named as proxies will vote the shares represented by all valid proxies for the election of such substitute nominees;

•	allow the vacancy to remain open until a suitable candidate is located and nominated; or

•	adopt a resolution to decrease the authorized number of directors.

The board of directors unanimously recommends that you vote “FOR” the proposal to re-elect William R. Stensrud and David F. Walker as Class III Directors for a three-year term expiring at the 2008 annual meeting of stockholders and until each of his successors has been duly elected and qualified.

Information Regarding Nominees and Continuing Directors

Listed below is the name of each of the board’s nominees for election as directors, his age as of March 31, 2005, his business experience and the year he first became a director. Also listed is similar information about each of the four incumbent directors whose terms will continue following the annual meeting.

Class III Director to Serve Until the 2008 Annual Meeting

William R. Stensrud	William R. Stensrud, age 54, has served as a director of Paradyne since June 1996. Mr. Stensrud has been a general partner at the venture capital investment firm of Enterprise Partners since January 1997. From February 1997 to June 1997, he served as President and Chief Executive Officer of Rhythms NetCommunications, Inc., a network service provider. From January 1992 to July 1995, Mr. Stensrud served as President and Chief Executive Officer of Primary Access Corporation which was acquired by 3Com Corporation, and where Mr. Stensrud remained as an executive at Primary Access Corporation through March 1996. Mr. Stensrud is a director of Juniper Networks, Inc. Mr. Stensrud holds a B.S. in electrical engineering and computer science from the Massachusetts Institute of Technology.

David F. Walker	David F. Walker, age 51, has served as a director of Paradyne since July 21, 2003. Mr. Walker serves as Director of the Accountancy Program and the Program for Social Responsibility and Corporate Reporting at the University of South Florida College of Business in St. Petersburg, Florida, a role he has held since 2002. In addition to his work at the University, Mr. Walker is a director of First Advantage Corporation and Technology Research Corporation, Inc., both public companies. Prior to joining the University, he was with Arthur Andersen LLP from 1975 through 2002, having been a partner in that firm from 1986 through 2002. He earned an MBA degree from the University of Chicago Graduate School of Business with concentrations in accounting, finance and marketing, and a B.A. from DePauw University with majors in economics and mathematics and a minor in business administration. Mr. Walker is a CPA and Certified Fraud Examiner.

Class II Directors Nominated to Serve Until the 2007 Annual Meeting

Sean E. Belanger	Sean E. Belanger, age 49, has served as Chairman of the Board since October 2002. He has served as Chief Executive Officer and President since December 2000, when he also became a director. From April 2000 to December 2000 he served as Paradyne’s President and Chief Operating Officer. From June 1997 to May 2000 he served as Senior Vice President of Worldwide Sales. From November 1996 to May 1997, he served as Vice President and General Manager of 3Com Corporation’s Network Service Provider division. From September 1992 to November 1996, he was Vice President of Sales for Primary Access Corporation. Mr. Belanger holds a B.S. in business management from Virginia Polytechnic Institute and State University.

Keith B. Geeslin	Keith B. Geeslin, age 51, has served as a director of Paradyne since June 1996. Mr. Geeslin is a general partner of Francisco Partners, a private equity firm, where he has been employed since January 2004. He was previously employed by The Sprout Group, a venture capital firm, from July 1984 to November 2003. Currently, he is a general or limited partner in a series of investment funds associated with The Sprout Group, a division of DLJ Capital Corporation, which is a subsidiary of Credit Suisse First Boston (USA), Inc. The Sprout Group was a direct and indirect equity owner in Communication Partners, L.P. until June 2004. Mr. Geeslin is also a director of Synaptics and several privately held companies. Mr. Geeslin received a B.S. degree in Electrical Engineering from Stanford University, an M.A. degree in Philosophy, Politics and Economics from Oxford University and a M.S. degree in Engineering and Economic systems from Stanford University.

Class I Directors to Serve Until the 2006 Annual Meeting

Scott C. Chandler	Scott C. Chandler, age 43, was elected by our board of directors in July 2004 to fill the vacancy created by the resignation of Gene F. Frantz. Pursuant to our bylaws, Mr. Chandler will serve as a director until the 2006 annual meeting, the remainder of Mr. Frantz’s term. Since 2002 Mr. Chandler has been Managing Partner of Franklin Court Partners, LLC, a consulting firm designed to help companies develop business plans, raise initial funding, secure additional rounds of financing and assist in operational and financial restructuring. From 1998 to 2001, Mr. Chandler was Chief Financial Officer (1998-2000) and Senior Vice President for Global Business Development (2000-2001) for Rhythms NetConnections, Inc., a network service provider. From 1996 to 1998 Mr. Chandler served as President and Chief Executive Officer of C-COR.net, a pioneer in the cable television industry. Mr. Chandler earned an M.B.A. from the Wharton School of Business at the University of Pennsylvania and a B.A. from Whitworth College. Mr. Chandler currently serves as a member of the Board of Directors of Cimetrix, Inc. and several privately held companies.

Thomas E. Epley	Thomas E. Epley, age 64, served as the Chairman of the board of directors from August 1996 until October 2002, and remains on the board of directors. He also served as President of Paradyne from August 1996 to December 1996 and Chief Executive Officer from August 1996 to May 1997. From August 1996 to April 1997, Mr. Epley was Chief Executive Officer and President of GlobeSpan, Inc. He served as a director of GlobeSpan from August 1996 to June 16, 2001 and was chairman of the board of directors of GlobeSpan from August 1996 to March 1999. In addition, Mr. Epley has served as a director and President and Chief Executive Officer of Paradyne Credit Corp. from August 1996 to June 1999. From 1993 to 1996, he was a director of Carlton Communications. From 1991 to 1996, he served as Chairman and Chief Executive Officer of Technicolor, a provider of services and products to the entertainment industry. In 2001, Mr. Epley served as Chief Executive Officer of AMIS Corp., and from 2001 to 2003, he served as director of that corporation. Mr. Epley holds a B.S. degree in mechanical engineering from the University of Cincinnati and an MBA from the Kellogg School of Northwestern University.

Legal Proceedings

None of our directors, officers or affiliates nor any beneficial owner of our common stock is a party to nor has a material interest in a legal proceeding that is adverse to us. Other than a bankruptcy filing in 2001 by Rhythms NetConnections, Inc., a company of which Mr. Chandler served as an executive officer, no event has occurred during the past five years that would be material to an evaluation of the ability or integrity of any of our directors or of any persons nominated to serve as our directors.

Meetings and Committees of the Board of Directors

The board of directors conducts its business through meetings of the full board and through its three standing committees of the board. These committees are the audit committee, the compensation committee and the nominating committee. During 2004, the board of directors held five formal meetings and the audit committee held six formal meetings. During 2004, the compensation committee did not hold any formal meetings but held several informal meetings to resolve key compensation issues. The nominating committee held one meeting in January 2005 to formalize 2004 activities, establish the slate of directors for the 2005 annual meeting of stockholders and evaluate and finalize committee assignments, in addition to holding several informal discussions throughout 2004. Each of the current directors attended at least 75% of all meetings of the full board of directors and of the committees on which he served during 2004, except for Thomas Epley who attended less than 75% of the board and audit committee meetings during the period in which he so served. Gene Frantz resigned from the board of directors effective July 30, 2004. Mr. Frantz did not resign from the board of directors because of a disagreement with Paradyne’s operations, policies or practices. Scott Chandler joined the board of directors on July 30, 2004 to fill the vacancy created by Mr. Frantz’s resignation. He was appointed to the audit committee on December 16, 2004 and to the Compensation Committee on February 3, 2005. He attended more than 75% of the board and committee meetings from the date of his appointment until the end of 2004.

The audit committee engages our independent accountants and reviews their audit plan and the scope and results of their audit engagement. Members of the audit committee also consult with the independent accountants and management with regard to our accounting methods and our internal controls over financial reporting, and authorize the independent accountants’ audit and nonaudit fees. The audit committee also reviews our quarterly and annual financial statements with management and the auditors prior to our filing them as part of our quarterly and annual reports to the Securities and Exchange Commission and discusses with the auditors the results of their quarterly reviews and annual audits.

The audit committee also discusses with and receives assurances from the auditors regarding their independence from the Company and management. In addition, each of the audit committee members is financially literate and has the financial management expertise required by NASD rules. Further information regarding the duties of the audit committee is contained in the Audit Committee Charter, a copy of which is attached as Appendix A to the proxy statement for our 2004 annual meeting of stockholders.

The audit committee is comprised of Scott C. Chandler, Keith B. Geeslin and David F. Walker. Thomas E. Epley resigned from the audit committee on January 26, 2005. Mr. Epley did not resign from the Audit Committee because of a disagreement with our operations, policies or practices. All audit committee members are “independent” as defined in the applicable listing standards of the NASD. Mr. Walker serves as Chairman of the audit committee and both Mr. Walker and Mr. Chandler are “audit committee financial experts” as that term is defined in the applicable regulations.

The compensation committee evaluates and approves the salaries and incentive compensation for our executives and makes recommendations regarding our Amended and Restated 1996 Equity Incentive Plan, 1999 Employee Stock Purchase Plan, 1999 Non-Employee Directors’ Stock Option Plan, 2000 Broad-Based Stock Plan and Key Employee Stock Option Plan. Administration of these plans includes, among other things, determining which directors, officers and employees will receive awards under the plan, when the awards will be granted, the type of awards to be granted, the number of shares involved in each award, the time when any options granted will become exercisable and, subject to certain conditions, the price and duration of such options. The compensation committee is comprised of Scott C. Chandler and William R. Stensrud.

The nominating committee identifies individuals qualified to serve on the board and recommends that the board select a slate of director nominees for election by the stockholders of the Company at the annual meeting of the stockholders of the Company. In identifying these individuals, the nominating committee considers such factors as independence and conflicts of interest that would interfere with performance as a director, character and integrity, financial literacy, level of education and business experience, sufficient time to devote to board matters and a commitment to represent the long-term interests of our stockholders. The nominating committee held an informal discussion in July 2004 when considering candidates to join the board of directors and ultimately recommended Scott Chandler who was selected by the board of directors. In evaluating membership in committees of the board of directors, the nominating committee recommended reassignment of directors to their current committee assignments. The committee also seeks to ensure that the composition of the board at all times adheres to the independence requirements of the NASD and reflects a variety of complementary experiences and backgrounds, particularly in the areas of management and leadership, sufficient to provide sound and prudent guidance with respect to the operations and interests of the Company. The nominating committee also considers nominees recommended by stockholders, and the manner in which the committee evaluates a potential nominee does not differ based on which of the different sources indicated above recommended the candidate. For a description of requirements regarding stockholder nominations and other proposals, see “Stockholders’ Proposals For 2006 Annual Meeting.” The nominating committee is comprised of David F. Walker and William R. Stensrud, both of whom are “independent” as defined in the applicable listing standards of the NASD. Mr. Walker serves as Chairman of the nominating committee. Further information regarding the duties of the nominating committee is contained in the Nominating Committee Charter, a copy of which is attached as Appendix B to the proxy statement for our 2004 annual meeting of stockholders.

Stockholder Communications with the Board of Directors

The board of directors accepts communications sent to them (or to specified individual directors) by stockholders of the Company. Stockholders may communicate with the board of directors (or with specified individual directors) by writing to them c/o Secretary, 8545 126th Avenue North, Largo, Florida 33773. All written communications received in such manner from stockholders of the Company shall be forwarded to the members of the board of directors to whom the communication is directed or, if the communication is not directed to any particular member(s) of the board of directors, the communication shall be forwarded to all members of the board of directors.

Additional Information Concerning Our Board of Directors

Following the 2005 annual meeting of stockholders, provided that Messrs. Stensrud and Walker are re-elected to the board, the board of directors has determined that a majority of the directors will be independent as required by the NASD. The board has affirmatively determined by resolution that directors (or nominees) Epley, Chandler, Geeslin, Stensrud and Walker are independent within the meaning of the NASD rules. The board has also affirmatively determined by resolution that it encourages all directors to attend each annual meeting of stockholders, particularly those directors who are up for election at any such meeting. Two of our directors attended the 2004 annual meeting of stockholders.

Director Compensation

Upon the commencement of their service as directors, we grant each of our non-employee directors an option to purchase 10,000 shares of common stock under our 1999 Non-Employee Directors Stock Option Plan. For each year they continue to serve and attend at least 75% of the regularly scheduled meetings of the board of directors and the committees of which they are a member during that year, we grant each director an additional option to purchase 5,000 shares of common stock. Options granted under the 1999 Non-Employee Director Stock Option Plan upon the commencement of service as a director may, at the discretion of the board of directors, be fully vested on the grant date or be vested as to 50% of the shares with the remaining 50% vesting on the first anniversary of the grant date. No option granted under the 1999 Non-Employee Director Stock Option Plan may have a term in excess of ten years from the date on which it was granted. The exercise price of options granted under the 1999 Non-Employee Director Stock Option Plan will equal the fair market value of the common stock on the date of grant.

As of March 31, 2005, 165,000 options to purchase common stock had been granted pursuant to the 1999 Non-Employee Director Stock Option Plan, of which options to acquire 85,000 shares were outstanding on such date.

Since July 15, 1999, our non-employee directors have received cash compensation of $1,500 for participation in each meeting of the board of directors and $750 for participation in committee meetings which are held on days other than those on which the board of directors meet. The compensation committee met informally several times when needed during the 2004 year. Each compensation committee member was paid $1,500 for his participation in those informal meetings. In addition to the above, David F. Walker, Chairman of the audit committee, earns a fee of $5,000 per quarter. We incurred directors’ fees of $60,500 in 2004.

We do not compensate those directors who are also our employees for their service as directors.

Executive Officers

Our executive officers serve at the discretion of the board of directors and are comprised of Sean E. Belanger, who is identified above and the following officer:

Patrick M. Murphy, age 48, has served as Senior Vice President, Chief Financial Officer and Treasurer since August 1996 and Secretary since August 2000. In 2004, Mr. Murphy was appointed as our Compliance Officer. He also has served as a director and Chief Executive Officer of Paradyne Credit Corp. since July 2001, and Vice President, Chief Financial Officer and Treasurer from August 1996 to July 2001. From August 1996 to July 1998, he served as Vice President, Treasurer and Chief Financial Officer of GlobeSpan, Inc. From January 1987 to August 1996, he served as Chief Financial Officer of Continental Broadcasting, Ltd., a television and radio broadcast company. Mr. Murphy holds a B.S./B.A. in finance from John Carroll University and is a certified public accountant.

EXECUTIVE COMPENSATION

Summary of Compensation

The following table summarizes the compensation paid or accrued by us for each of the fiscal years ended December 31, 2002, 2003 and 2004 with regard to Sean E. Belanger and Patrick M. Murphy, our executive officers as of December 31, 2004 whose annual compensation and bonus was $100,000 or more for 2004. We refer to these executives as the “named executive officers” in this proxy statement. For further information, see “Employment Agreements” below.

Summary Compensation Table

	Annual Compensation (1)			Long-Term Compensation Awards	All Other Compensation ($)
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Securities Underlying Options (#)
Sean E. Belanger Chairman of the Board, President, Chief Executive Officer; Director	2004 2003 2002	$289,683 278,954 280,052	$140,216 194,820 125,400	424,700 424,700 424,739	$3,418 4,995 5,724	(2) (2) (2)

Patrick M. Murphy Senior Vice President, Chief Financial Officer, Treasurer and Secretary	2004 2003 2002	$197,829 190,502 191,510	$65,435 105,917 58,520	143,300 143,300 168,333	$716 379 536	(3) (3) (3)

(1)	In accordance with the rules of the Securities and Exchange Commission, the compensation described in this table does not include medical, group life insurance or other benefits which are available generally to all salaried employees of Paradyne and other perquisites and personal benefits received which do not exceed the lesser of $50,000 or 10% of any officer’s salary and bonus disclosed in this table.
(2)	Mr. Belanger received life insurance benefits of $1,065, $682 and $764 in 2004, 2003 and 2002, respectively, and membership dues benefits of $1,524, $4,313 and $4,935 in 2004, 2003 and 2002, respectively and other non-cash awards of $828, $0 and $0 in 2004, 2003, and 2002, respectively.
(3)	Represents life insurance benefits received by Mr. Murphy during 2004, 2003 and 2002.

Employment Agreements

Under employment agreements with Messrs. Belanger and Murphy, dated as of December 8, 2000, Mr. Belanger serves as President and Chief Executive Officer, and Mr. Murphy serves as Senior Vice President, Chief Financial Officer, Treasurer and Secretary. Each of the agreements has a term of one year with automatic daily extensions. Under the agreement, each officer is entitled to an annual base salary (currently $330,000 in the case of Mr. Belanger and $225,810 in the case of Mr. Murphy) and an annual performance bonus opportunity (currently $150,000 in the case of Mr. Belanger and $70,000 in the case of Mr. Murphy). Under a broad-based salary reduction program, these annual base salaries were reduced in 2002 to $278,954 in the case of Mr. Belanger and $190,502 in the case of Mr. Murphy. In January 2005, the base salaries of the Company’s executive officers were restored to the stated amount in their respective employment agreements. Mr. Belanger’s base salary was increased to $330,000 and Mr. Murphy’s base compensation was increased to $225,810 per their employment agreements. Pursuant to the employment agreements, each officer also is entitled to participate in all incentive, savings, retirement and welfare plans provided by Paradyne to its senior executive officers generally. Pursuant to the employment agreements, the executives are granted stock options to acquire shares of Paradyne common stock (1,200,000 shares in the case of Mr. Belanger and 430,000 shares in the case of Mr. Murphy) at an exercise price equal to the fair market value of the underlying shares on the date of grant. The options vest in equal monthly installments over a 36-month period, provided that, upon the earlier occurrence of a change in control, the options will vest immediately as to a portion of the shares (those that would have vested in the next 12 months with respect to Mr. Belanger, and one-half of the unvested options in the case of Mr. Murphy), and as to another portion of the shares if the officer’s employment is terminated under certain conditions within one year after the change in control (those that would have vested in the 24 months after the change in control with respect to Mr. Belanger, and the remainder of the unvested shares with respect to Mr. Murphy). In addition, pursuant to the employment agreement, all of the officer’s other options that were outstanding on December 8, 2000 were amended to provide that upon the officer’s termination of employment due to death, disability or retirement, or termination without cause or voluntary resignation for any reason, such options will remain exercisable for twelve months. We or the officer may terminate the agreement at any time for any reason. If we terminate the officer’s employment without cause or if he resigns for good reason, he will receive (i) a prorated target annual bonus for the year of termination, (ii) a severance payment equal to one year’s salary, and (iii) reimbursement for the cost of twelve months of continued health insurance coverage under COBRA. Each of the employment agreements provides for a limitation of severance and other benefits to the extent necessary to avoid the imposition of a golden parachute excise tax, but only if such limitation would result in a more favorable after-tax result for the officer. The employment agreements contain covenants against the disclosure of confidential information or the solicitation of Paradyne’s customers or employees for a period of six months after the officer’s termination of employment.

Option Grants

The following table provides information with regard to stock option grants to the named executive officers pursuant to the Amended and Restated 1996 Equity Incentive Plan, or the 1996 Plan, and the 2000 Broad-Based Plan, or the Broad-Based Plan, during 2004. Options become exercisable at the rate of 2.78% per month with full vesting after three years and expire ten years from the date of grant.

Option Grants in the Last Fiscal Year

Name	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in Fiscal Year (1)	Exercise of Base Price ($/SH)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
					5% ($)	10% ($)
Sean E. Belanger	212,350	8.89%	$3.71	2/6/2014	$495,455	$1,255,580
Sean E. Belanger	106,175	4.44%	3.30	3/23/2014	220,351	558,411
Sean E. Belanger	106,175	4.44%	3.46	10/13/2014	231,034	585,486
Patrick M. Murphy	71,650	3.00%	3.71	2/6/2014	167,174	423,651
Patrick M. Murphy	35,825	1.50%	3.30	3/23/2014	74,349	188,416
Patrick M. Murphy	35,825	1.50%	3.46	10/13/2014	77,954	197,552

(1)	Options to purchase a total of 2,389,046 shares of common stock were granted to employees in fiscal 2004 under our 1996 Plan and Broad-Based Plan.

Amounts reported in the last two columns represent hypothetical amounts that may be realized upon exercise of options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation of the common stock over the term of the options. The numbers shown in these two columns are calculated based on Securities and Exchange Commission rules and do not reflect our estimate of future stock price growth. Actual gains, if any, on stock option exercises and common stock holdings depend on the timing of such exercises and the future performance of the common stock. We do not guarantee that the rates of appreciation assumed in these two columns can be achieved or that the amounts reflected will be received by the named executive officers. The two columns do not take into account any appreciation of the price of the common stock from the date of grant to the current date.

Option Exercises and Fiscal Year-End Option Values

The following table sets forth information regarding (1) the number of shares of common stock received upon exercise of options by the named executive officers during 2004, (2) the net value realized upon such exercise, (3) the number of unexercised options held at December 31, 2004 and (4) the aggregate dollar value of unexercised options held at December 31, 2004. The net value realized upon exercise is equal to the difference between the option exercise price and the fair market value of our common stock at the date of exercise or at fiscal year end. The closing sale price of our common stock on the Nasdaq National Market on December 31, 2004 was $3.59 per share.

Aggregated Option Exercises in the Last Fiscal Year and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at December 31, 2004 (#)	Value of Unexercised In-The-Money Options at December 31, 2004 ($)
			Exercisable/Unexercisable	Exercisable/Unexercisable
Sean E. Belanger	0	0	2,769,570 / 651,808	$3,155,506 / $602,764
Patrick M. Murphy	0	0	1,060,753 / 223,404	$1,104,526 / $207,933

INDEPENDENT PUBLIC ACCOUNTANTS

The board of directors has appointed the firm of PricewaterhouseCoopers LLP to serve as independent auditors of the Company for the fiscal year ending December 31, 2005. PricewaterhouseCoopers LLP has served as our independent auditors since 1996.

Representatives of PricewaterhouseCoopers will be present at the annual meeting, where they will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Services and Fees and Expenses of PricewaterhouseCoopers LLP During 2004

Audit Fees. PricewaterhouseCoopers LLP’s fees were $217,000 and $580,000 and its expenses were approximately $7,400 and $20,000 in connection with its audit of our annual financial statements for 2003 and 2004, respectively, and its reviews of our quarterly financial statements included in our three Quarterly Reports on Form 10-Q that we filed with the Securities and Exchange Commission during 2003 and 2004, respectively. The significant increase in audit fees related to the additional work performed by PricewaterhouseCoopers, LLP in issuing its opinion on the Company’s internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002.

Audit-Related Fees. We did not incur any fees from PricewaterhouseCoopers LLP for assurance and related services that were reasonably related to the performance of its audit or review of our financial statements and are not reported under “Audit Fees” for 2003 and 2004, respectively.

Tax Fees. We incurred $11,000 in fees for professional services rendered by PricewaterhouseCoopers LLP for tax compliance for our international operations.

All Other Fees. PricewaterhouseCoopers LLP’s fees were $1,400 and $1,500 for all other products and services that they rendered to us in 2003 and 2004, respectively.

The audit committee has determined that the provision by PricewaterhouseCoopers LLP of non-audit services to us in 2004 is compatible with PricewaterhouseCoopers LLP’s maintaining its independence.

The audit committee pre-approves audit and non-audit services performed by the Company’s independent auditors and all related fees to assure that the provision of such services does not impair the auditor’s independence. Under the audit committee policy, the independent auditors are prohibited from performing any non-audit services in contravention of SEC rules. The audit committee may delegate its pre-approval authority to one or more of its members, but not to management. The member or members to whom such authority is delegated shall report any pre-approval decisions to the full audit committee at its next scheduled meeting. In 2004, the audit committee approved the Company’s fee arrangement with PricewaterhouseCoopers LLP prior to the start of the annual audit. The audit committee approved the international tax compliance service fees after completion of the work by PricewaterhouseCoopers LLP. The percentage of fees paid to PricewaterhouseCoopers LLP for the services described above under “All Other Fees” that was pre-approved was 100% in 2004 and 100% in 2003.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following report of the Audit Committee does not constitute “soliciting material” and should not be deemed to be “filed” with the Securities and Exchange Commission or incorporated by reference into any other filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this report by reference in any of those filings.

The audit committee oversees the Company’s financial reporting process on behalf of the board of directors. The audit committee operates under a written charter adopted by the board of directors, as amended and restated on April 2, 2004. This report reviews the actions taken by the audit committee with regard to the Company’s financial reporting process during 2004 and particularly with regard to the Company’s audited consolidated financial statements as of December 31, 2004 and 2003 and for the three years in the period ended December 31, 2004.

The audit committee is comprised of Scott C. Chandler, Keith B. Geeslin and David F. Walker. Thomas E. Epley resigned from the audit committee on January 26, 2005. All audit committee members are “independent” as defined in the applicable listing standards of the NASD. As further required by such rules, each of the committee members is financially literate and has financial management expertise. Mr. Walker serves as Chairman of the audit committee and is an “audit committee financial expert” as that term is defined in the applicable regulations.

The Company’s management has the primary responsibility for the Company’s financial statements and reporting process, including the systems of internal controls. The Company’s independent auditors are responsible for performing an independent audit of the company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The committee’s responsibility is to monitor and oversee these processes and to recommend annually to the board of directors the accountants to serve as the Company’s independent auditors for the coming year.

The audit committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to fulfill its oversight responsibilities under the audit committee’s charter. To carry out its responsibilities, the audit committee met six times during 2004.

In fulfilling its oversight responsibilities, the audit committee reviewed with management the audited financial statements to be included in the Company’s Annual Report on Form 10-K for 2004, including a discussion of the quality (rather than just the acceptability) of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The audit committee also reviewed with the Company’s independent auditors, PricewaterhouseCoopers LLP, their judgments as to the quality (rather than just the acceptability) of the Company’s accounting principles and such other matters as are required to be discussed with the audit committee under Statement on Auditing Standards No. 61, Communication with Audit Committees. In addition, the audit committee discussed with PricewaterhouseCoopers LLP their independence from management and the Company, including the matters in the written disclosures required of PricewaterhouseCoopers LLP by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The audit committee also considered whether the provision of services during 2004 by PricewaterhouseCoopers LLP that were unrelated to their audit of the financial statements referred to above and to their reviews of the Company’s interim financial statements during 2004 is compatible with maintaining PricewaterhouseCoopers LLP’s independence.

Additionally, the audit committee discussed with the Company’s independent auditors the overall scope and plan for their audits. The audit committee met with the independent auditors, with and without any management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for 2004 for filing with the Securities and Exchange Commission.

Audit Committee:

Scott C. Chandler

Keith B. Geeslin

David F. Walker

April 11, 2005

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The following report of the Compensation Committee does not constitute “soliciting material” and should not be deemed to be “filed” with the Securities and Exchange Commission or incorporated by reference into any other filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this report by reference in any of those filings.

Introduction

We are responsible for developing the Company’s executive compensation policies and advising the board of directors with respect to these policies. This report reviews our policies generally with respect to the compensation of all executive officers as a group for 2004.

The members of our committee are Scott C. Chandler and William R. Stensrud. Keith Geeslin was a member of the Compensation Committee in 2004. Keith Geeslin resigned from the Compensation Committee on January 26, 2005. Scott Chandler was appointed to the Compensation Committee on February 3, 2005. None of our members is or has been an officer or employee of the Company or any of its subsidiaries within the past three years.

Compensation Policy for Executive Officers

The executive compensation program for 2004 was designed to retain a highly qualified and motivated management team, reward individual performance and link the interests of the senior executives directly with those of the stockholders. The 2004 compensation program, like those in prior years, is comprised of base salary, annual bonuses and long-term incentive pay in the form of stock options. This program applies to all key management personnel, including the Chief Executive Officer. All of the executives also are eligible for other employee benefits, including life, health, disability and dental insurance and the Company’s retirement savings plan and employee stock purchase plan.

Base Salary. In prior years, we set salaries at levels competitive with the base salaries of similarly situated executives at companies of similar size and revenue levels in the telecommunications industry. As a result of the continuing slowdown in the telecommunications industry, salaries for all employees, including management as well as executive management, have been tightly controlled in order to control costs. Employees have accepted this salary program because it has been administered equitably throughout all levels of the Company. In 2005, the Company is once again providing salary increases to executives, management and to the broad employee base. In January 2005, the base salaries of the Company’s executive officers were restored to the stated amount in their respective employment agreements. Mr. Belanger’s base salary was increased to $330,000 and Mr. Murphy’s base compensation was increased to $225,810 per their employment agreements. In the future, consideration for salary increases for all employees, including Company management will be reviewed annually and will be based on Company as well as individual performance.

Annual Bonuses. We administer an annual bonus plan to provide a direct financial incentive for boosting company performance. We based annual cash bonuses for executive officers in 2004 on the Company’s financial performance targets. We established the target bonus amounts consistent with prior year bonuses. In determining annual bonuses, we generally use the achievement of equipment revenue, revenues from newly developed products, and the attainment of earnings targets as our three principal performance measurements. Additionally, we may use our discretion to adjust the annual bonus payment based on an executive satisfying key deliverables. During 2004, we continued our close monitoring of expenses and our tight management of cash usage. Bonuses for the 2004 fiscal year were paid out based on attainment of revenue and net income goals.

Stock Options. We administer the 1996 Plan to align our executives’ financial incentives with the long-term interests of our stockholders. Stock options are granted periodically under the 1996 Plan to the executive officers. Options granted to executive officers in 2004 have an exercise price equal to the fair market value of the underlying stock on the date of grant, expire ten years from the date of grant and vest in equal monthly installments over thirty-six months beginning one month from the date of grant. In granting options, we review the amount of options granted to executives at other comparable companies in the telecommunications industry, the awards granted to other employees within the Company, the individual’s position at the Company, options granted to the individual in prior years and his role in helping the Company achieve its goals. For more information about the options granted and exercised by the Company’s named executive officers in 2004 and year-end stock option values, see “Executive Compensation—Option Grants” and “—Aggregated Option Exercises in the Last Fiscal Year and Fiscal Year-End Option Values.”

Chief Executive Officer’s Compensation

Mr. Belanger became the Company’s Chief Executive Officer in December 2000. Mr. Belanger received a base salary of $289,683 in 2004. Based on the Company’s financial performance in 2004, Mr. Belanger earned an annual incentive bonus of $140,216. Due to salary reductions instituted by the Company in 2001, Mr. Belanger received this base salary in 2004, despite the fact that his employment agreement with the Company provides for $330,000 in annual base salary. In early 2005 Mr. Belanger’s salary was restored to $330,000 per his employment agreement. This salary increase was granted at the same time many employees in the Company were also granted salary increases. Mr. Belanger’s salary increase as well as the salary increases to other Company employees were instituted as the Company’s financial results have improved and approached a break even net income. See “Employment Agreements” under “Executive Compensation.” Mr. Belanger received 424,700 stock option grants during 2004. The annual incentive bonus and stock option award is directly related to the achievement of financial targets and the impact of our results on the Company’s stock price. This close relationship links the executive’s compensation with company performance. Mr. Belanger’s total compensation for 2004 is provided in detail in the Summary Compensation Table under “Executive Compensation.” After reviewing the components of Mr. Belanger’s compensation, we believe that Mr. Belanger’s compensation in the aggregate is reasonably tailored to meet our goals and is not excessive.

Policy With Respect to Deductibility of Compensation Expense

Section 162(m) of the Internal Revenue Code limits the tax deduction that the Company may take with respect to the compensation of certain executive officers, unless the compensation is “performance based” as defined in the Code. The 1996 Plan is designed to comply with Section 162(m) of the Code so that the grant of options and other awards under the 1996 Plan, including those that are conditioned on performance goals, will be excluded from the calculation of annual compensation and will be fully deductible by the Company. No awards other than stock options have been granted to date under the 1996 Plan that are conditioned on performance goals. The Broad-Based Plan does not comply with Section 162(m) of the Code and, therefore, grants to executive officers under the Broad-Based Plan may not be fully deductible by the Company.

Conclusion

The executive compensation program is designed to closely link pay with performance and the creation of stockholder value. If the Company achieves average financial performance levels, it is expected that its executives will be compensated at “median levels” for comparable companies. If the Company’s performance is exceptionally higher than the targeted levels, executive compensation should exceed such “median levels.” We believe that the program has been and will continue to be successful in supporting the Company’s financial growth and other business objectives.

Compensation Committee:

Scott C. Chandler

William R. Stensrud

April 11, 2005

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The compensation committee consists of Scott C. Chandler and William R. Stensrud. No interlocking relationships existed during 2004 nor presently exist between any member of the Company’s compensation committee and any member of the compensation committee of any other company.

CERTAIN TRANSACTIONS

In July 1996, Communication Partners, L.P., a limited partnership controlled by Texas Pacific Group, acquired our business as well as the businesses of Paradyne Credit Corp. and GlobeSpan, Inc. as part of a divestiture by Lucent Technologies Inc. As of May 1999, Communication Partners, L.P. owned approximately 97.1% of our outstanding common stock and approximately 83.2% of the outstanding capital stock of GlobeSpan. In May 1999, Communication Partners, L.P. distributed its Paradyne shares and its GlobeSpan shares to its general and limited partners. In January 2000, Mr. Murphy our Senior Vice President, Chief Financial Officer, Treasurer and Secretary acquired a 5% limited partnership interest in Communication Partners, L.P.

On or about June 30, 2004, Mr. Murphy and Mr. Belanger, the Chairman of our Board of Directors and our President and Chief Executive Officer, acquired all of the remaining general and limited partnership interests of Communication Partners, L.P. from, among others entities in which two of our directors, Messrs. Epley and Stensrud, had a material financial interest. In addition, The Sprout Group was a direct and indirect equity owner in Communication Partners, L.P. until the acquisition by Messrs. Murphy and Belanger. Mr. Geeslin, one of our directors, is a general or limited partner in a series of investment funds associated with The Sprout Group. Communication Partners, L.P. was dissolved in December 2004. Messrs. Murphy and Belanger now own 52.5% and 47.5% of the capital stock of Paradyne Credit Corp., respectively.

Mr. Murphy is a director and the Chief Executive Officer of Paradyne Credit Corp.

Transactions With Paradyne Credit Corp.

Effective July 1, 2004, we amended an intercompany services agreement with Paradyne Credit Corp., a related party equipment leasing company that we entered into as part of the divestiture by Lucent. Under the amended agreement, we agreed to provide:

•	office management services, including records administration and management of information systems

•	administrative services, including risk management, financial and cash management, tax management and accounting services;

•	human resources, staffing and legal services; and

•	operational services, including facilities management, office communications, telecommunication systems, systems management and other services.

In exchange for these services, Paradyne Credit Corp. pays us a monthly service fee equal to the sum of: (i) certain agreed upon direct costs incurred by us to provide services to Paradyne Credit Corp., (ii) certain agreed upon costs attributable to the partial allocation of our employees and service departments to the provision of services to Paradyne Credit Corp. and (iii) a 5% mark up on all such allocated costs. Under the terms of the original agreement prior to the amendment, the 5% markup applied to all costs charged to Paradyne Credit Corp, not just allocated costs. The amendment also clarified the difference between direct and allocated costs. Direct costs include, but are not limited to, direct labor costs and overhead, fees charged by our Technical Support Center and any applicable lease-related software license fees, royalties and support fees. Allocated costs are attributed to services provided by the following departments, among others: tax, legal, accounting, human resources, accounts payable and receivable and payroll. In addition, we pay approximately 30% of Paradyne Credit Corp.’s monthly operating expenses in exchange for Paradyne Credit Corp.’s agreement to administer leases of our equipment to third parties on our behalf. Either party may terminate this agreement upon 60 days notice, or earlier upon notice of a default and failure to cure.

Additionally, effective July 1, 2004 the service agreement between the Company and Paradyne Credit Corp was amended. This amendment resulted in a slight decrease in the amounts charged for services by both the Company and Paradyne Credit Corp. Also, during 2004 we provided maintenance services to Paradyne Credit Corp. customers for their leased data communications equipment. For the period from January 1, 2004 through June 30, 2004, Paradyne Credit Corp paid us a monthly fee of $5,000 for providing these services. Effective with the July 1, 2004 amendment to the agreement, the rate was reduced to $1,000, due to a significant reduction in services provided.

For the year ended December 31, 2004, we charged Paradyne Credit Corp. approximately $176,000 for providing all of the above services. For the year ended December 31, 2004, we paid Paradyne Credit Corp. approximately $72,000 for its lease administration services.

Transactions with Nortel Networks Inc.

As a result of our March 5, 2002 acquisition of Elastic Networks, Inc., Nortel Networks Inc. became a greater than 5% owner of our common stock. Elastic Networks had a distribution agreement with Nortel that has continued after the acquisition. Under this distribution agreement, we supply Nortel’s customers with access product. Although Elastic Networks paid an agency fee of 7.5% of sales to specified customers under the distribution agreement, this agency fee was terminated in connection with the acquisition. During 2004, Paradyne’s total business transactions with Nortel were approximately $436,000. In March 2005, Nortel Networks, Inc. sold its entire interest in our common stock.

Limitations On Directors’ and Executive Officers’ Liability and Indemnification

Our bylaws and certificate of incorporation provide for indemnification and limitation of liability of our directors and executive officers. On October 12, 2004, we entered into indemnification agreements with Messrs. Belanger, Epley, Geeslin, Murphy, Stensrud, Chandler, Murphy and Walker. Under the agreements, we agreed to reimburse and indemnify each individual for civil or criminal proceedings or governmental investigations relating to his actions as a director or officer, except if such conduct was committed in bad faith or was a breach of his duty of loyalty to us. Upon entering into the agreements, previously existing agreements related to the indemnification of our directors and officers were terminated.

On December 7, 2000, in connection with the class action lawsuits described under “Item 3: Legal Proceedings” of our Form 10-K, we agreed, consistent with our bylaws, certificate of incorporation and the above-mentioned, previously existing indemnity agreements, to reimburse Messrs. Epley and Murphy and Andrew S. May, one of our former directors and past President and past Chief Executive Officer, each of whom is a defendant in the lawsuits, for the costs associated with defending themselves against these claims. As of March 31, 2005, we have not made any payments to Messrs. Epley, May and Murphy.

Other Director or Five Percent Stockholder Relationships

As of March 31, 2005, Bricoleaur Capital Management, Inc. owned 22.04% of our common stock.

STOCK PERFORMANCE GRAPH

The following stock performance graph and accompanying table compare the stockholders’ cumulative return on the common stock from December 31, 1999 to December 31, 2004 with the cumulative total return of the S&P 500 Index (U.S.) and the Nasdaq Telecom Index over the same period. The comparative data assumes that $100.00 was invested on the date of our initial public offering, December 31, 1999, in the common stock and in each of the indices referred to above and that any dividends were reinvested. The stock price performance shown in the table set forth below is not necessarily indicative of future stock price performance.

	December 1999	2000	2001	2002	2003	2004
PARADYNE NETWORKS, INC.	$100.00	$6.64	$14.31	$4.70	$12.62	$13.17
S&P 500 INDEX	$100.00	$90.89	$80.09	$62.39	$73.23	$79.82
NASDAQ TELECOM INDEX	$100.00	$45.66	$23.34	$10.77	$19.36	$20.91

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, we believe that during 2004 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.

STOCKHOLDERS’ PROPOSALS FOR 2006 ANNUAL MEETING

Under Securities and Exchange Commission rules, proposals of stockholders that are intended to be presented by such stockholders at our 2006 annual meeting and that stockholders desire to have included in our proxy statement and form of proxy for the 2006 annual meeting must be submitted to us in writing no later than December 10, 2005, which is not less than 120 calendar days prior to the anniversary of the mailing date of this proxy statement, and must be in compliance with applicable laws and regulations in order to be considered for possible inclusion in the proxy materials.

If a stockholder wishes to present a proposal at our 2006 annual meeting, and the proposal is not intended to be included in our proxy statement relating to that meeting, the stockholder must deliver written notice of the proposal to Paradyne not less than 90 days nor more than 120 days before the first anniversary of the prior year’s meeting. Assuming that our 2006 annual meeting is held on schedule, we must receive this notice no earlier than January 11, 2006 and no later than February 10, 2006. If a stockholder gives notice of a proposal after this deadline, the stockholder will not be permitted to present the proposal to the stockholders for a vote at the meeting. The requirements for submitting such proposals are set forth in our bylaws.

All director nominations and other proposals of stockholders with regard to the 2006 annual meeting should be submitted not less than 90 days nor more than 120 days before the first anniversary of the prior year’s meeting by certified mail, return receipt requested, to Paradyne Networks, Inc., 8545 126th Avenue North, Largo, Florida 33773, Attention: Nominating Committee c/o Patrick M. Murphy, Senior Vice President, Chief Financial Officer, Treasurer and Secretary.

By order of the board of directors,

Patrick M. Murphy

Senior Vice President, Chief Financial Officer,

Treasurer and Secretary

Largo, Florida

April 11, 2005

PARADYNE NETWORKS, INC.

ANNUAL MEETING OF STOCKHOLDERS

WEDNESDAY, MAY 11, 2005

10:00 A.M.

8545 126TH AVENUE NORTH

LARGO, FLORIDA

Paradyne Networks, Inc.

c/o Shareowner Services

P.O. Box 64873

St. Paul, MN 55164

Proxy

REVOCABLE PROXY

COMMON STOCK

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE 2005 ANNUAL MEETING OF

STOCKHOLDERS. IF YOU CHOOSE TO SUBMIT YOUR PROXY VOTING INSTRUCTIONS VIA THE

INTERNET OR BY TOUCH-TONE TELEPHONE, THEN DO NOT RETURN THIS PROXY CARD.

The undersigned stockholder of Paradyne Networks, Inc., a Delaware corporation (“Paradyne”), hereby acknowledges receipt of the Notice of 2005 Annual Meeting of Stockholders and the related proxy statement and hereby appoints Sean E. Belanger and Patrick M. Murphy, and each of them, proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of Paradyne common stock which the undersigned held of record on March 31, 2005, at the 2005 Annual Meeting of Stockholders to be held on May 11, 2005 at 10:00 a.m. local time, at 8545 126th Avenue North, Largo, Florida 33773, and at any adjournments or postponements thereof.

See reverse for voting instructions

COMPANY #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE – TOLL FREE – 1-800-560-1965 – QUICK « « « EASY « « « IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 1:00 p.m. (ET) on May 10, 2005.
•	Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET – http://www.eproxy.com/pdyn/ – QUICK « « « EASY « « « IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 1:00 p.m. (ET) on May 10, 2005.
•	Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Paradyne Networks, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

PLEASE DETACH HERE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE LISTED PROPOSAL.

1. Election of Class III directors for a three-year term expiring at the 2008 annual meeting of stockholders and until their successors have been duly elected and qualified.				01 William R. Stensrud	☐ Vote FOR the nominees (except as marked)	☐ Vote WITHHELD from the nominees

FOR WITHHELD ☐ ☐				02 David F. Walker	☐ Vote FOR the nominees (except as marked)	☐ Vote WITHHELD from the nominees

Instructions: To withhold authority to vote for any individual nominee, write the numbers(s) of the nominee(s) in the box provided to the right:

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting or any adjournments or postponements thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE PROPOSAL

Address Change?	Mark Box	☐	Indicate changes below:

Attending Meeting?	Mark Box	☐		Date: ______________________

Signature(s) in Box

Please sign exactly as your name appears on this proxy card. When shares are held jointly, both must sign. When signing as attorney-in-fact, executor, administrator, personal representative, trustee. guardian or similar capacity, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. Where applicable, indicate your official position or representative capacity.